Exhibit h(vi) under form N-1A
                                            Exhibit Ex-10 under Item 24/Reg. S-K

                    Amendment #2 (dated December 31, 1998) to
                                   SCHEDULE A
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


     The Administrative Services Agreement dated November 11, 1996 between Federated Administrative Services and FundManager Portfolios includes the following portfolios (and any classes thereof) effective as of the date set forth above:

                           Aggressive Growth Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                          Growth with Income Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                                Growth Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                                 Bond Portfolio
                Class A Shares (formerly Financial Adviser Class)

                         Managed Total Return Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares

                             International Portfolio
                Class A Shares (formerly Financial Adviser Class)
                                 Class B Shares


                                           FUNDMANAGER PORTFOLIOS

                                           By:
                                           Name:
                                           Title: President


                                           FEDERATED ADMINISTRATIVE SERVICES

                                           By:
                                           Name:
                                           Title: